Exhibit 10.34

LIMITED LOAN GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is to be made effective the 31st day of January, 2014, by the undersigned (“Guarantor”), to and for the benefit of INTERNATIONAL BANK OF COMMERCE, whose address is 3817 N.W. Expressway, Suite 100, Oklahoma City, Oklahoma 73112 (“Lender”).

WHEREAS, on or about May 31, 2013, BISON DRILLING AND FIELD SERVICES LLC (“Borrower”) and Lender entered into that certain Loan and Security Agreement (the “Loan Agreement”) pursuant to which Borrower executed and delivered to Lender two promissory notes, as follows (1) that certain Revolving Line of Credit Promissory Note in the face amount of $5,000,000, with a maturity date of June 1, 2014 (“Revolving Note”); and (2) that certain Promissory Note in the face amount of $30,000,000, with a maturity date of April 1, 2017 (the “Term Note”) (the Revolving Note and Term Note are collectively referred to as the “Notes”);

WHEREAS, simultaneously with the execution of this Guaranty, the Lender has agreed to modify the Loan Agreement and increase the amount of the Term Note by an additional TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000) (the “Loan”), which is evidenced by certain loan modification documents including, without limitation, a certain Amended and Restated Promissory Note of even date herewith in the principal amount not of FIFTY-ONE MILLION EIGHT HUNDRED SIXTY-THREE THOUSAND TWO HUNDRED EIGHTY-FOUR and 12/100 Dollars ($51,863,284.12), executed by the Borrower in favor of the Lender (referred to herein as the “Amended Note”), payment of which Amended Note is secured by certain collateral documents including the Loan Agreement and the Limited Guaranties. The Term Note, Revolving Note, Limited Guaranties, and Loan Agreement are sometimes collectively referred to herein as the “Loan Documents”; and

WHEREAS, Guarantor acknowledges that Guarantor will receive direct and indirect benefits from the Lender making the Loan to Borrower and Guarantor is willing to guarantee the Borrower’s obligation to the Lender on the terms and conditions contained in said Loan Documents; and

WHEREAS, Guarantor’s execution and delivery of this Guaranty is one of the conditions precedent to the Lender making the Loans to the Borrower. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

NOW, THEREFORE, intending to be legally bound and to satisfy a condition precedent to make the Loan, Guarantor, for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lender and its successors, indorsees, transferees, permitted participants and permitted assigns as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees: (a) the full and prompt payment of the Loan, the principal of and interest on the Loans when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing by Borrower to Lender under the Loan Documents; (b) the prompt, full and complete performance of all of Borrower’s obligations under each and every covenant contained in the Loan

Documents related to the Loan; (c) the full and prompt payment of any Enforcement Costs (as hereinafter provided); and (d) all other sums owing by Borrower to Lender. All amounts due, debts, liabilities and obligations heretofore described shall be hereinafter collectively referred to as the “Obligations.” Notwithstanding the foregoing, the maximum total liability for all Guarantors, in the aggregate, whether under this Guaranty or otherwise in connection with the other Loan Documents, is limited to Twenty-Five Million Dollars ($25,000,000) plus Enforcement Costs, if any (the “Limitation”). This Guaranty shall always cover the “last” dollars of the Note at any time outstanding during the period this Guaranty remains in effect. Any payment by any Guarantor in respect of this Guaranty shall count towards the Limitation, and the Limitation shall apply in the aggregate to all Guarantors. As a result of the limited nature of this Guaranty and the aggregate nature of the Limitation, any payment by a Guarantor shall result in decreased liability hereunder for each other Guarantor. Lender’s sole recourse against Guarantor in respect of the Obligations shall be under this Guaranty, and Lender shall have no recourse against Guarantor for amounts in excess of the Limitation. This Guaranty will automatically terminate and the obligations hereunder shall be released upon such time as the principal amount owing under the Amended Term Note shall be Thirty Million Dollars ($30,000,000) or less.

2. In the event of the existence of any Event of Default by Borrower in the payment of the Obligations, Guarantor agrees, within ten (10) business days after demand by Lender, to pay the Obligations to the extent of this Guaranty, regardless of any defense (other than the defense of payment), right of set-off or claims which Borrower or Guarantor may have against Lender. All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person.

3. Guarantor does hereby, to the extent permitted by applicable law, (a) waive notice of acceptance of this Guaranty by Lender and, except as otherwise expressly provided in any Loan Document, any and all notices and demands of every kind which may be required to be given by any statute, rule or law; (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which Guarantor may have against Borrower, (c) waive any defense (other than the defense of payment and other than the Limitation), right of set-off or other claim which Guarantor or Borrower may have against Lender, or the holder of the Loan, (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections; (e) waive, except as otherwise expressly provided in any Loan Document, presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability; and (f) waive any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Collateral, the Loan, or the transactions contemplated by the Loan Documents, it being understood and agreed that Lender has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the risk of nonperformance of Borrower’s obligations. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by or on behalf of Lender.

4. Guarantor further agrees that Guarantor’s liability as guarantor shall not in any way be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Loan or by any forbearance or delay in collecting interest or principal under the Loans, or by any waiver by Lender under the Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against Borrower or Guarantor, or by any change or modification in the Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Obligations even though Lender might lawfully have elected to apply such payments to any part or all of the Obligations, it being the intent hereof that Guarantor shall remain liable for the payment of the Obligations, until the Obligations have been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor specifically waives any and all suretyship type defenses. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Loan Documents, and may waive or release any provision or provisions of the Loan Documents and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender’s rights hereunder or Guarantor’s obligations hereunder.

5. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Loan Documents through foreclosure or sale proceedings, as the case may be, under the Security Agreements or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor’s obligations hereunder (except to the extent of payment in full of the Obligations and all applicable Enforcement Costs as a result thereof), it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Loan Documents or by reason of the bankruptcy of Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Loan Documents is rescinded or otherwise required to be returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. In the event of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Lender institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty. If the Lender elects to foreclose any lien created by the Loan Documents, the Lender is authorized to purchase for the respective accounts of the Lender all or any part of the collateral covered by such lien at public or private sale and to credit the actual amount recovered first against that portion of the obligations for which the Guarantor is not liable with any balance remaining to be applied in reduction of the liability of the Guarantor hereunder.

6. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; or (b) an attorney is retained to represent Lender in any proceedings whatsoever in connection with this Guaranty and Lender prevails in any such proceedings, then Guarantor shall pay to Lender within five (5) business days after demand all reasonable out-of-pocket attorneys’ fees, paralegals’ fees, court costs, filing fees and other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

7. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note(s) under the remainder of this Guaranty shall continue in full force and effect.

8. TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH A “PROCEEDING”), LENDER AND GUARANTOR IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF OKLAHOMA CITY AND STATE OF OKLAHOMA, AND (B) WAIVE ANY OBJECTION WHICH ANY OF THEM MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT

TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. LENDER AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY OKLAHOMA STATE OR UNITED STATES COURT SITTING IN THE CITY OF OKLAHOMA CITY MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

9. Any Obligations of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Obligations. Guarantor agrees that, until the entire Obligations have been paid in full, Guarantor will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Obligations without impairing or releasing the obligations of Guarantor hereunder.

10. Any amounts received by Lender from any source on account of the Loans may be utilized by Lender for the payment of the Obligations and any other indebtedness of Borrower to Lender in respect of the Loans in such order as Lender may from time to time elect.

11. GUARANTOR AND LENDER (BY THEIR ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

12. Any notices or other communications required or permitted to be given by this Guaranty must be (i) given in writing, and (ii) personally delivered or mailed by prepaid mail or overnight courier, to the address of such party as provided herein. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day three days after it is mailed by prepaid certified or registered mail, one day after sent by overnight courier, or on the day it is personally delivered as aforesaid, and otherwise when actually received. Any party may, for purposes of the Loan Documents, change its address or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties pursuant hereto.

13. Guarantor makes the following representations and warranties to Lender: (a) any and all financial statements and other information with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor have been prepared according to the books and records of Guarantor and fairly and accurately present in all material respects the financial condition of Guarantor as of the respective dates thereof and there has been no change that would result in a material adverse effect with respect to Guarantor since the date of the latest statement delivered to Lender; (b) the execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any applicable laws, order, rule, regulation, writ, injunction or decree now in effect of any government authority, or court having jurisdiction over Guarantor, or (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty; (c) this Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms; (d) there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty; (e) there are no judgments or orders for the payment of money rendered against Guarantor for any material amount which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise; and (f) Guarantor is not in default under any agreements to which Guarantor is a party which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty. All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of loan proceeds and on the date of each advance of loan proceeds. Guarantor hereby agrees to indemnify and hold Lender free and harmless from and against all loss, liability, damage, and reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees and costs, which Lender sustains by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

14. Lender has made or may in the future make certain loans and financial accommodations to Borrower as evidenced, in part, by the Loan Documents. Lender would not have entered into such loans evidenced by the Loan Documents without Guarantor executing and delivering this Guaranty to further secure the payment and performance of the Obligations. As a material inducement for Lender to enter into the Loan Documents, Lender has relied on the financial condition of Guarantor as represented to Lender by Guarantor pursuant to Financial Statements delivered to Lender by Guarantor. The term “Financial Statements” includes any financial statements heretofore delivered to Lender and all financial statements delivered to Lender in the future. Guarantor represents and warrants to Lender that since the date of the Financial Statements, no material adverse change has occurred in the financial condition of Guarantor. Guarantor further represents and warrants to Lender that the Financial Statements accurately depict the true and correct ownership of all assets set forth therein and that such assets are owned in their entirety by Guarantor in Guarantor’s individual capacity, unless conspicuously denoted otherwise on the Financial Statements. Further, the Financial Statements conspicuously denote all assets of Guarantor that are Exempt Property (as hereinafter defined). Exempt Property shall include, without limitation, any asset that pursuant to applicable law is exempt from garnishment, attachment, execution or other seizure by Lender, by way of example and not limitation, such items of property, College Savings Plans, Homestead, certain exempt savings plans and burial lots, each as set forth in Section 1 of Title 31 of Oklahoma Statutes.

Unless otherwise conspicuously denoted, Guarantor represents that all assets set forth on the Financial Statements are Non-Exempt Property. The term “Non-Exempt Property” shall mean all assets of Guarantor that are not specifically and conspicuously denoted on the Financial Statements as Exempt Property. Guarantor represents and warrants that during the term of this Guaranty that it will not convert (by transfer, conveyance, assignment or otherwise) any of its assets from Non-Exempt Property to Exempt Property without the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion. Further, without limitation, Guarantor shall not transfer (by assignment, conveyance or otherwise) (i) Non-Exempt Property having a cumulative value in excess of five percent (5%) of the value of all Non-Exempt Property as set forth on the Financial Statements delivered to Lender prior to or contemporaneously herewith), or (ii) Exempt Property having a cumulative value in excess of twenty percent (20%) of the value of all Exempt Property as set forth on the Financial Statements delivered to Lender prior to or contemporaneously herewith), to one or more entities in which Guarantor controls or owns, directly or indirectly, an equity interest (including, without limitation, to one or more so-called family limited partnerships, irrespective if the same is for estate planning purposes or otherwise) without the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion. Any conversion or transfer in violation of the provisions of this Section 14 shall, automatically and without notice of any kind from Lender, constitute an Event of Default hereunder and under the Loan Documents, and Guarantor shall, upon Lender’s written demand, (without limiting in any way Lender’s remedies under this Guaranty or the Loan Documents) immediately take all necessary steps to reverse any such conversion or transfer to the extent required by Lender.

15. As an express condition of extending the Loan to Borrower, Guarantor covenants and agrees with Lender that until such time that all Obligations have been paid in full or this Guaranty has automatically terminated under the provisions of Section 1 above, Guarantor will not, directly or indirectly, without Lender’s prior written consent, given in Lender’s sole discretion and upon receipt of at least thirty (30) days advance written notice engage in activities which constitute a voluntary or involuntary dissolution, merger (if Guarantor is not the surviving entity), consolidation, winding up or reorganization of Guarantor or the occurrence of any action preparatory thereto.

16. This Guaranty shall be binding upon the permitted successors and assigns of Guarantor. If more than one party executes this Guaranty, the liability of all such parties shall be joint and several.

17. THIS GUARANTY, WAS NEGOTIATED IN THE STATE OF OKLAHOMA AND DELIVERED BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF OKLAHOMA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18. Lender shall be entitled to honor any request for loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that its obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such loan proceeds.

19. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

20. Arbitration Provisions. BORROWER, LENDER and GUARANTOR AGREE AS FOLLOWS (hereinafter referred to as the “Arbitration Provisions” and for the purpose of these Arbitration Provisions any reference to “Borrower” shall be read to include “Guarantor”):

I.	Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) Informal Resolution of Customer Concerns. Most customer concerns can be resolved quickly and to the customer’s satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b) Sending Notice of DISPUTE. If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com (special email address to be provided by IBC). The Notice of Dispute must (a) describe the nature and basis of the claim or Dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c) If the Dispute is not Informally Resolved. If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d) “DISPUTE(S)”. As used herein, the word “DISPUTE(S)” includes any and all controversies or claims between the PARTIES of whatever type or manner, including without limitation, any and all claims arising out of or relating to the Note or any other agreement, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the PARTIES, any and all transactions between or involving the PARTIES, and/or any and all aspects of any past or present relationship of the PARTIES, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e) “CONSUMER DISPUTE” and “BUSINESS DISPUTE”. As used herein, “CONSUMER DISPUTE” means a DISPUTE relating to an account (including a deposit account), agreement, extension of credit, loan, service or product provided by the Lender that is primarily for personal, family or household purposes. “BUSINESS DISPUTE” means any DISPUTE that is not a CONSUMER DISPUTE.

(f) “PARTIES” or “PARTY”. As used in these Arbitration Provisions, the term “PARTIES” or “PARTY” means Borrower, Lender, and each and all persons and entities signing the Note or any other agreements between or among any of the PARTIES as part of this transaction. “PARTIES” or “PARTY” shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of the Note. Throughout these Arbitration Provisions, the term “you” and “your” refer to Borrower, and the term “Arbitrator” refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the DISPUTE is arbitrated.

(g) BINDING ARBITRATION. The PARTIES agree that any DISPUTE between the PARTIES shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either PARTY. BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT (except for matters that may be taken to small claims court for a CONSUMER DISPUTE as provided below).

(h) CLASS ACTION WAIVER. The PARTIES agree that (i) no arbitration proceeding hereunder whether a CONSUMER DISPUTE or a BUSINESS DISPUTE shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.

(i) FEDERAL ARBITRATION ACT AND OKLAHOMA LAW. The PARTIES acknowledge that this Guaranty evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, OKLAHOMA SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.

II.	Provisions applicable only to a CONSUMER DISPUTE:

(a) Any and all CONSUMER DISPUTES shall be resolved by arbitration administered by the American Arbitration Association (“AAA”) under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the PARTIES that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association’s Consumer Due Process Protocol and due process in predispute arbitration. If a CONSUMER DISPUTE is for a claim of actual damages above $250,000.00 it shall be administered by the AAA before three neutral arbitrators at the request of any PARTY.

(b) Instead of proceeding in arbitration, any PARTY hereto may pursue its claim in your local small claims court, if the CONSUMER DISPUTE meets the small claims court’s jurisdictional limits. If the small claims court option is chosen, the PARTY pursuing the claim must contact the small claims court directly. The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.

(c) For any claim for actual damages that does not exceed $2,500.00, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the CONSUMER DISPUTE prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney’s fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500.00 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d) Under the AAA’s Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000.00, you shall only be responsible for paying up to a maximum of $125.00 in arbitration fees and costs. If your claim for actual damages exceeds $10,000.00 but does not exceed $75,000.00, you shall only be responsible for paying up to a maximum of $375.00 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000.00, the Lender will pay all other arbitrator’s fees and costs imposed by the administrator of the arbitration. With regard to a CONSUMER DISPUTE for a claim of actual damages that exceeds $75,000.00, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000.00. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e) Although under some laws, the Lender may have a right to an award of attorney’s fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a CONSUMER DISPUTE for a claim of actual damages that does not exceed $75,000.00.

(f) To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at.

III.	Provisions applicable only to a BUSINESS DISPUTE:

(a) Any and all BUSINESS DISPUTES between the PARTIES shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A BUSINESS DISPUTE for a claim of actual damages that exceeds $250,000.00 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any PARTY. In the event the aggregate of all affirmative claims asserted exceeds $500,000.00, exclusive of interest and attorney’s fees, or upon the written request of any PARTY, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b) The PARTIES shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and non-judicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The PARTIES need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either PARTY’s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The PARTIES agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c) Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either PARTY (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d) The Arbitrator may award attorney’s fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing PARTY. The Arbitrator shall retain jurisdiction over questions of attorney’s fees for fourteen (14) days after entry of the decision.

IV.	General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a) The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any DISPUTES relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrary questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b) These Arbitration Provisions shall survive any modification, renewal, extension, repayment (whether partial or full), or discharge (whether partial or full) of the Note, unless all of the PARTIES otherwise expressly agree in writing.

(c) If a PARTY initiates legal proceedings, the failure of the initiating PARTY to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating PARTY’S right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending PARTY in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending PARTY’S receipt of service of judicial process, shall be deemed a waiver of the right of the defending PARTY to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a PARTY in connection with such litigation, the failure of such PARTY to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such PARTY’S receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such PARTY’S right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a PARTY shall not in any event be deemed a waiver of such PARTY’S right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d) Any PARTY seeking to arbitrate shall serve a written notice of intent to any and all opposing PARTIES after a DISPUTE has arisen. The PARTIES agree a timely written notice of intent to arbitrate by either PARTY pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e) Any Arbitrator selected shall be knowledgeable in the subject matter of the DISPUTE and be licensed to practice law.

(f) For a one (1) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the PARTIES exercise all of their respective strikes. For a three (3) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the PARTIES exercise all of their respective strikes. After exercising all of their allotted respective strikes, the PARTIES shall rank those potential arbitrators remaining numerically in order of preference (with “1” designating the most preferred). The AAA shall review the PARTIES rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each PARTY. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g) The PARTIES and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h) Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i) If the AAA is unable for any reason to provide arbitration services, then the PARTIES agree to select another arbitration service provider that has the ability to arbitrate the DISPUTE pursuant to and consistent with these Arbitration Provisions. If the PARTIES are unable to agree on another arbitration service provider, any PARTY may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j) The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k) Unless the PARTIES mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender’s address set out in the first paragraph on page 1 hereof.

(l) If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Oklahoma as of the date first written above.

WEXFORD PARTNERS 11, L.P., a Delaware limited partnership

By: WEXFORD 11 ADVISORS LLC, its General Partner

	By:	/s/ Steven E. West
Name: Steven E. West
Title: Vice-President, Secretary & Treasurer

Address:	411 West Putnam Avenue
Greenwich, Connecticut 06830

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